UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 18, 2007

Copart, Inc.

(Exact name of registrant as specified in its charter)

California	0-23255	94-2867490
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4665 Business Center Drive

Fairfield, California 94534

(Address of Principal Executive Offices, including Zip Code)

(707) 639-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 18, 2007, we announced that effective December 31, 2007, James E. Meeks, the Company’s Executive Vice President and Chief Operating Officer will retire. Effective August 1, 2007, Mr. Meeks will relinquish his operational responsibilities but will remain with the Company in an advisory capacity until his retirement. Mr. Meeks will also continue as a member of the Company’s Board of Directors.

Vincent W. Mitz, currently the Senior Vice President of Marketing will assume the title and responsibilities of Executive Vice President; Russell D. Lowy, currently the Senior Vice President of Operations, will assume the title and responsibilities of Chief Operating Officer and Robert H. Vannuccini, currently the Marketing Vice President of National Accounts, will assume the title and responsibilities of Senior Vice President of Marketing.

Mr. Mitz, who is 44, has served as Senior Vice President of Marketing since May 1995. Prior to that, Mr. Mitz was employed by NER Auction Systems (NER) from 1981 until its acquisition by Copart in 1995. At NER, Mr. Mitz held numerous positions including Vice President of Sales and Marketing from 1993 to 1995 and Vice President of Sales and Operations for NER’s New York region from 1990 to 1993.

Mr. Lowy, who is 48, has served as Senior Vice President of Operations since July 2002. Mr. Lowy served as Vice President of Operations, Eastern Division from December 1999 to July 2002; Director of Training and Auditing from 1998 to 1999; Assistant Vice President of Operations from 1996 to 1997; Regional Manager of Northern California from 1995 to 1996 and Marketing Manager from 1993 to 1994. Prior to joining Copart, Mr. Lowy spent nine years with ADP-Claims Solutions Group. Mr. Lowy received a Bachelor of Science degree in Business Administration from California State University, Chico in 1982.

Mr. Vannuccini, who is 40, has served as Vice President of National Accounts since December 1999 and served as the Midwest Regional Account Manager from 1995 to 1999. Prior to that, Mr. Vannuccini was employed by NER as the Midwest Regional Account Manager from 1994 until its acquisition by Copart in 1995. Prior to his experience at NER, Mr. Vannuccini was an Assistant Vice President with Fleet Financial Group from 1991 to 1994. Mr. Vannuccini received a Bachelor of Business Administration degree in Banking and Finance from Hofstra University, Hempstead, New York in 1988.

The Compensation Committee of our Board of Directors has not yet considered what adjustments will be made, if any, to any of the foregoing officers’ compensation arrangements in connection with their assumption of their respective new titles and responsibilities.

We issued a press release announcing these organizational changes on July 18, 2007, and a copy of it is attached to this report as Exhibit 99.1.

Section 9 — Financial Statements and Exhibits

Item 9.01 — Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
99.1	Press release dated July 18, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Copart, Inc.

By:	/s/ Paul A. Styer
Paul A. Styer
Senior Vice President, General Counsel, and Secretary

Date: July 18, 2007

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated July 18, 2007.